                                 EXHIBIT 23.10

                                                                   EXHIBIT 23.10

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Vornado Realty Trust on Form S-4 of our report dated September 11, 1997 on the statement of revenues and certain expenses of Ninety Park Avenue for the year ended December 31, 1996, included in the Current Report on Form 8-K of Vornado Realty Trust dated August 21, 1997, as amended, and to the reference to us under the heading 'Experts' in the Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 21, 1997